UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 18, 2010

WILSHIRE INTER-GROUP, INC
(Exact name of registrant as specified in its charter)

Nevada	26-3456336
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

7331 Indigo Palms Way
Johns Island, SC	29455
(Address of principal executive offices)	(Zip code)

843-367-1707
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

[   ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Changes in Control of Registrant.

On November 18, 2010 (the "Closing Date"), pursuant to the terms of a Stock Purchase Agreement, Sarshar A. Khan  purchased a total of 18,000,000 shares of the issued and outstanding common stock of Wilshire Inter-Group, Inc. (the "Company") from Alfred A. Grant, the sole officer, director and majority shareholder of the Company, for an aggregate of $15,000 in cash. The total of 18,000,000 shares represented 97.6% of the shares of outstanding common stock of the Company at the time of transfer.  Mr. Khan used private funds to purchase the shares of the Company. As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

o	As of November 18, 2010 Sarshar A. Khan was appointed Chairman of the Board of Directors, Chief Executive Officer, Treasurer, and Secretary of the Company.

o
Alfred A. Grant then resigned pursuant to the terms of the Stock Purchase Agreement as a member of the Company's Board of Directors and as the Company's President, Treasurer and Secretary, effective November 18, 2010.

In connection with the change in control, we changed our executive offices to 7331 Indigo Palms Way, Johns Island, SC 29455.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  Alfred A. Grant resigned as a member of the Company's Board of Directors effective as of November 18, 2010. Alfred A. Grant also resigned as the Company's President, Treasurer, and Secretary, effective November 18, 2010. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

(c)  Sarshar A. Khan was appointed as the Company’s Chairman of the Board, Chief Executive Officer, Treasurer and Secretary effective November 18, 2010.

Prior to this position he served as a Principal Economist for the World Bank in Washington, DC, providing intellectual leadership and direction to the development strategy and economic assessment agenda, at regional and country levels. He has over 30 years of senior-level experience in economic analysis and policy; strategy formulation; debt analysis; investment planning; project appraisal; sectoral policy and strategy; and institutional development for Middle Eastern, Asian and African Countries. He has a Ph.D. in economics from The University of Pittsburg; a law degree; training in financial analysis; project analysis; economic models; debt analysis; and administration.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.
10 - Stock Purchase Agreement signed November 18, 2010 between Alfred A. Grant and Sarshar A. Khan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILSHIRE INTER-GROUP, INC.

By: /s/ Sarshar A. Khan

Date:	December 16, 2010	/s/ Sarshar A. Khan
Sarshar A. Khan
Chief Executive Officer